EXHIBIT 32.1

IELEMENT CORPORATION
(FORMERLY MAILKEY CORPORATION)
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Amended Annual Report of IElement Corporation formerly Mailkey Corporation, a Nevada corporation (the "Company"), on Form 10-KSB/A for the period ended June 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), Ivan Zweig, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ivan Zweig
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By: Ivan Zweig
Its: Chief Executive Officer, Director
August 9, 2006

/s/ Ivan Zweig
--------------------------------
By: Ivan Zweig
Its: Chief Financial Officer, Director
August 9, 2006

[A signed original of this written statement required by Section 906 has been provided to Mailkey Corporation and will be retained by Mailkey Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]